    As Filed with the Securities and Exchange Commission on November 28, 2001

                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   TEAM, INC.
             (Exact name of registrant as specified in its charter)

                                200 Hermann Drive
                               Alvin, Texas 77511
                                 (281) 331-6154
          (Address and telephone number of principal executive office)

             Texas                                    74-1765729
    (State of Incorporation)             (I.R.S. Employer Identification Number)

                TEAM, INC. OFFICERS RESTRICTED STOCK OPTION PLAN
           PERFORMANCE VESTED RESTRICTED STOCK OPTION AWARD AGREEMENT STOCK OPTION AGREEMENT BETWEEN TEAM, INC. AND B. DAL MILLER
                            (Full Title of the Plan)

                                   ----------

                                   Ted W. Owen
                    Vice President, Chief Financial Officer,
                            Secretary and Treasurer
                                   TEAM, INC.
                                200 Hermann Drive
                               Alvin, Texas 77511
                                 (281) 331-6154
            (Name, address and telephone number of agent for service)

                                    Copy to:

                 CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN
                          Attention: Byron L. Willeford
                          1200 Smith Street, Suite 1400
                              Houston, Texas 77002

                                   ----------

                         CALCULATION OF REGISTRATION FEE


                               Number of              Proposed               Proposed
       Title of                 shares                 maximum                maximum               Amount of
   securities being              being             offering price            aggregate            registration
      registered              registered            per share(1)          offering price               fee
---------------------         ----------           --------------         --------------          ------------
Common Stock,
par value $0.30
per share                       170,000                 $5.70                 $969,000              $242.25


(1) Estimated solely to determine the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 based on stock option exercise price and market price on November 26, 2001 as reported on the American Stock Exchange.

                 INCORPORATION BY REFERENCE OF CONTENTS OF PRIOR
                           S-8 REGISTRATION STATEMENTS



         The contents of registrant's prior Registration Statement on Form S-8, Registration No. 333-29997, registering shares of registrant's common stock underlying options to purchase such common stock under the Team, Inc. Officers Restricted Stock Option Plan, are incorporated herein by reference.






                                INDEX OF EXHIBITS

        5         Opinion of Chamberlain, Hrdlicka, White, Williams & Martin.

    23(a)         Consent of Deloitte & Touche LLP.

    23(b) Consent of Chamberlain, Hrdlicka, White, Williams & Martin is included in Exhibit 5 hereto.

    99(a)         Amendment of June 26, 1997 to Team, Inc. Officers Restricted
                  Stock Option Plan.

    99(b) Performance Vested Restricted Stock Option Award Agreement between Team, Inc. and Geoffrey P. Gilmore.

    99(c)         Stock Option Agreement between Team, Inc. and B. Dal Miller.


                                       2.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alvin, Texas, effective November 26, 2001.

                                           TEAM, INC.


                                           By:  /s/ PHILIP J. HAWK
                                               ---------------------------------
                                               Philip J. Hawk
                                               Chairman of the Board and Chief
                                               Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.



                  Signature                                     Title                         Date
                  ---------                                     -----                         ----

               /s/ PHILIP J. HAWK                     Chairman of the Board and        November 26, 2001
---------------------------------------------------   Chief Executive Officer
                   Philip J. Hawk                     (Principal Executive Officer)



                /s/ TED W. OWEN                       Vice President, Chief            November 26, 2001
---------------------------------------------------   Financial Officer, Secretary
                   Ted W. Owen                        and Treasurer
                                                      (Principal Financial and
                                                      Accounting Officer)


              /s/ GEORGE W. HARRISON                  Director                         November 26, 2001
---------------------------------------------------
                George W. Harrison



             /s/ SIDNEY B. WILLIAMS                   Director                         November 26, 2001
---------------------------------------------------
               Sidney B. Williams



               /s/ E. THEODORE LABORDE                Director                         November 26, 2001
---------------------------------------------------
                E. Theodore Laborde


                                       3.

                                INDEX OF EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
------            -----------

        5         Opinion of Chamberlain, Hrdlicka, White, Williams & Martin.

    23(a)         Consent of Deloitte & Touche LLP.

    23(b) Consent of Chamberlain, Hrdlicka, White, Williams & Martin is included in Exhibit 5 hereto.

    99(a)         Amendment of June 26, 1997 to Team, Inc. Officers Restricted
                  Stock Option Plan.

    99(b) Performance Vested Restricted Stock Option Award Agreement between Team, Inc. and Geoffrey P. Gilmore.

    99(c)         Stock Option Agreement between Team, Inc. and B. Dal Miller.